CONSENT AND SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into this 16th day of December, 2008, by and among KFORCE INC., a Florida corporation (“Kforce”); KFORCE GOVERNMENT SOLUTIONS, INC., a Pennsylvania corporation and successor by merger to Bradson Corporation (“Government Solutions”; Kforce and Government Solutions are collectively referred to herein as “Existing Borrowers” and individually as “Existing Borrower”); the affiliates of Existing Borrowers party hereto as “Subsidiary Guarantors” (“Subsidiary Guarantors”); the Lenders (as defined in the Credit Agreement (as defined below)) party hereto; and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (together with its successors in such capacity, “Administrative Agent”).

Recitals:

Administrative Agent, Lenders, Existing Borrowers and Subsidiary Guarantors are parties to a certain Second Amended and Restated Credit Agreement dated as of October 2, 2006, as amended by that certain letter agreement dated as of January 5, 2007, as supplemented by that certain Joinder Agreement dated as of February 28, 2007, and as further amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated July 2, 2007 (as at any other time amended, modified, restated or supplemented, the “Credit Agreement”), pursuant to which Lenders have made certain loans and other financial accommodations to Existing Borrowers.

Kforce, Kforce Government Holdings Inc., a Florida corporation (“Government Holdings”), RDI Systems, Inc., a Texas corporation (the “RDI Systems Target”), the shareholders of the RDI Systems Target and Nancy R. Kudla, as representative of the shareholders of the RDI Systems Target, have entered into that certain Stock Purchase Agreement dated December 2, 2008 (the “RDI Stock Purchase Agreement”), pursuant to which Government Holdings has acquired 100% of the issued and outstanding capital stock of the RDI Systems Target (such transaction is referred to herein as the “RDI Systems Target Acquisition”). The RDI Systems Target Acquisition was consummated as of November 30, 2008, and was permitted under Section 7.10(iii)(B) of the Credit Agreement.

Pursuant to Section 7.26(b) of the Credit Agreement, Existing Borrowers have requested that Required Lenders consent to the RDI Systems Target becoming a Borrower under the Credit Agreement and, subject to the terms and conditions of this Amendment, Required Lenders have consented to the RDI Systems Target becoming a Borrower under the Credit Agreement.

Kforce has informed Administrative Agent that it has formed each of Kforce Clinical Research, Inc., a Florida corporation (“Kforce Clinical Research”), Kforce Clinical Research Flex, LLC, a Florida limited liability company (“Kforce Clinical Research Flex”), Kforce Healthcare, Inc., a Florida corporation (“Kforce Healthcare”), and Kforce Healthcare Flex, LLC, a Florida limited liability company (“Kforce Healthcare Flex”). Pursuant to Section 7.10(iii)(B) of the Credit Agreement, effective January 1, 2009, Kforce will contribute certain business units of Kforce to each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Heathcare and Kforce Healthcare Flex (such proposed investment is referred to herein as the “Proposed Clinical and Healthcare Investment”).

Pursuant to Section 7.26(b) of the Credit Agreement, Existing Borrowers have requested that, upon contribution of such business units to Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex in accordance with Section 7.10(iii)(B) of the Credit Agreement, Required Lenders consent to each of Kforce Clinical Research, Kforce Clinical Research

Flex, Kforce Healthcare and Kforce Healthcare Flex becoming Borrowers under the Credit Agreement and, subject to the terms and conditions of this Amendment, Required Lenders consent to each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex becoming Borrowers under the Credit Agreement.

Kforce has informed Administrative Agent that Kforce intends to form each of Kforce FA & Tech, Inc., a Florida corporation (“Kforce FA & Tech”), and Kforce FA & Tech Flex, LLC, a Florida limited liability company (“Kforce FA & Tech Flex”). Pursuant to Section 7.10(iii)(B) of the Credit Agreement, effective on a later date in 2009 or thereafter, Kforce intends to contribute certain business units of Kforce to each of Kforce FA & Tech and Kforce FA & Tech Flex in 2009 (such proposed investment is referred to herein as the “Proposed FA & Tech Investment”).

Pursuant to Section 7.26(b) of the Credit Agreement, Existing Borrowers have requested that, upon contribution of such business units to Kforce FA & Tech and Kforce FA & Tech Flex in accordance with Section 7.10(iii)(B) of the Credit Agreement, Required Lenders consent to each of Kforce FA & Tech and Kforce FA & Tech Flex becoming Borrowers under the Credit Agreement and, subject to the terms and conditions of this Amendment, Required Lenders consent to each of Kforce FA & Tech and Kforce FA & Tech Flex becoming Borrowers under the Credit Agreement.

Existing Borrowers have requested certain amendments to the Credit Agreement, and Lenders have agreed to such amendments upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, each party hereto, intending to be legally bound hereby, agrees as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2. Consents.

(a) Subject to satisfaction of each of the RDI Systems Target Joinder Conditions, Required Lenders consent to the RDI Systems Target becoming a Borrower under the Credit Agreement. For purposes of this Amendment, “RDI Systems Target Joinder Conditions” shall mean satisfaction of each of the following conditions in form and substance satisfactory to Administrative Agent:

(i)	Each of the conditions to the effectiveness of this Amendment set forth in Section 10 of this Amendment shall have been satisfied.

(ii)	Administrative Agent shall have received each of the following:

1.	A Joinder Agreement duly executed and delivered by each of the RDI Systems Target, Existing Borrowers and Subsidiary Guarantors, including all schedules and exhibits thereto (the “RDI Systems Joinder Agreement”);

2.	A Certificate Regarding Stock Purchase Agreement duly executed and delivered by Kforce, including all schedules and exhibits thereto, certifying that (I) the RDI Systems Target Acquisition has been fully consummated, (II) after giving effect to the RDI Systems Target Acquisition, Existing Borrowers have Availability of not less than $15,000,000, and (III) the RDI Systems Target Acquisition is an Eligible Acquisition;

3.	A Pledge Agreement Supplement pursuant to which Government Holdings pledges and collaterally assigns to Administrative Agent all of its interest in the capital stock or equity interests of the RDI Systems Target;

4.	Allonges to the Amended and Restated Revolving Loan Notes duly executed by the RDI Systems Target;

5.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of the RDI Systems Target, including all schedules and exhibits thereto;

6.	All original certificates representing the equity interests of the RDI Systems Target, as well as accompanying stock powers duly executed in blank, with signatures properly guaranteed;

7.	Updated Liability and Property Insurance Certificates and Endorsements reflecting the inclusion of the RDI Systems Target on such certificates and endorsements;

8.	An opinion letter from the counsel of Existing Borrowers, Subsidiary Guarantors and the RDI Systems Target as to such matters as shall be requested by Administrative Agent;

9.	Good standing certificates for the RDI Systems Target, issued by the Secretary of State or other appropriate official of the RDI Systems Target’s jurisdiction of incorporation and each jurisdiction where the conduct of the RDI Systems Target’s business activities or ownership of its property necessitates qualification;

10.	An out-of-state affidavit executed by the authorized officer or director executing the RDI Systems Joinder Agreement and the other Loan Documents on behalf of the RDI Systems Target, which affidavit is made for the benefit of Administrative Agent and the Lenders for compliance with the laws of the State of Florida relating to documentary stamp taxes; and

11.	Such other documents, certificates, resolutions and reports as Administrative Agent may request.

(iii)	The RDI Systems Target shall have duly executed and delivered to Administrative Agent all documentation required by Administrative Agent in order to perfect, or maintain and continue the perfection of, Administrative Agent’s Liens on the assets and stock of the RDI Systems Target without interruption or release of any kind.

(b) Subject to satisfaction of each of the Clinical Research and Healthcare Joinder Conditions, Required Lenders consent to each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex becoming a Borrower under the Credit Agreement; provided however, that Credit Parties acknowledge and agree that Administrative Agent and Lenders shall not be obligated to extend, and no Borrower shall request, any extension of credit to or for the benefit of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare or Kforce Healthcare Flex unless and until the Clinical Research and Healthcare Supplemental Joinder Condition

has been satisfied and all other conditions to the extension of credit set forth in the Loan Documents have been satisfied. For purposes of this Amendment, “Clinical Research and Healthcare Joinder Conditions” shall mean satisfaction of each of the following conditions in form and substance satisfactory to Administrative Agent on or before January 1, 2009:

(i)	Each of the conditions to the effectiveness of this Amendment set forth in Section 10 of this Amendment shall have been satisfied.

(ii)	Administrative Agent shall have received each of the following:

1.	A Joinder Agreement duly executed and delivered by each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex, Existing Borrowers, the RDI Systems Target and Subsidiary Guarantors, including all schedules and exhibits thereto (the “Clinical and Healthcare Joinder Agreement”);

2.	A Pledge Agreement Supplement pursuant to which Kforce pledges and collaterally assigns to Administrative Agent all of its interest in the capital stock or equity interests of each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex;

3.	Allonges to the Amended and Restated Revolving Loan Notes duly executed by each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex;

4.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of Kforce Clinical Research, including all schedules and exhibits thereto;

5.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of Kforce Clinical Research Flex, including all schedules and exhibits thereto;

6.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of Kforce Healthcare, including all schedules and exhibits thereto;

7.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of Kforce Healthcare Flex, including all schedules and exhibits thereto;

8.	All original certificates representing the equity interests of each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex, as well as accompanying stock powers duly executed in blank, with signatures properly guaranteed;

9.	Updated Liability and Property Insurance Certificates and Endorsements reflecting the inclusion of each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex on such certificates and endorsements;

10.	An opinion letter from the counsel of Existing Borrowers, Subsidiary Guarantors, the RDI Systems Target, Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex as to such matters as shall be requested by Administrative Agent;

11.	Good standing certificates for each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex, issued by the Secretary of State or other appropriate official of the jurisdiction of incorporation or organization, as applicable, of each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex, and each jurisdiction where the conduct of the business activities or ownership of property by each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex necessitates qualification;

12.	An out-of-state affidavit executed by the authorized officer or director executing the Clinical and Healthcare Joinder Agreement and the other Loan Documents on behalf of each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex, which affidavit is made for the benefit of Administrative Agent and the Lenders for compliance with the laws of the State of Florida relating to documentary stamp taxes; and

13.	Such other documents, certificates, resolutions and reports as Administrative Agent may request.

(iii)	Each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex shall have duly executed and delivered to Administrative Agent all documentation required by Administrative Agent in order to perfect, or maintain and continue the perfection of, Administrative Agent’s Liens on the assets and stock of each of Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex without interruption or release of any kind.

For purposes of this Amendment, the “Clinical Research and Healthcare Supplemental Joinder Condition” shall mean delivery to Administrative Agent of a Certificate Regarding Permitted Investment in the form of Exhibit A to this Amendment, duly executed and delivered by Kforce (together with a copy of all contribution documents, schedules and exhibits referenced therein, in each case, in form and substance satisfactory to Administrative Agent), certifying that after giving effect to the Proposed Clinical and Healthcare Investment, Borrowers have Availability of not less than $15,000,000.

(c) Subject to satisfaction of each of the FA & Tech Joinder Conditions, Required Lenders consent to each of Kforce FA & Tech and Kforce FA & Tech Flex becoming a Borrower under the Credit Agreement. For purposes of this Amendment, “FA & Tech Joinder Conditions” shall mean satisfaction of each of the following conditions in form and substance satisfactory to Administrative Agent on or before December 31, 2010:

(i)	Each of the conditions to the effectiveness of this Amendment set forth in Section 10 of this Amendment shall have been satisfied.

(ii)	Administrative Agent shall have received each of the following:

1.	A Joinder Agreement duly executed and delivered by each of Kforce FA & Tech, Kforce FA & Tech Flex, Existing Borrowers, the RDI Systems Target, Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare and Kforce Healthcare Flex, and Subsidiary Guarantors, including all schedules and exhibits thereto (the “FA & Tech Joinder Agreement”);

2.	A Certificate Regarding Permitted Investment duly executed and delivered by Kforce, including all contribution documents, schedules and exhibits attached thereto, certifying that after giving effect to the Proposed FA & Tech Investment, Borrowers have Availability of not less than $15,000,000;

3.	A Pledge Agreement Supplement pursuant to which Kforce pledges and collaterally assigns to Administrative Agent all of its interest in the capital stock or equity interests of each of Kforce FA & Tech and Kforce FA & Tech Flex;

4.	Allonges to the Amended and Restated Revolving Loan Notes duly executed by each of Kforce FA & Tech and Kforce FA & Tech Flex;

5.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of Kforce FA & Tech, including all schedules and exhibits thereto;

6.	A Closing and Incumbency Certificate duly executed and delivered by an authorized officer or director of Kforce FA & Tech Flex, including all schedules and exhibits thereto;

7.	All original certificates representing the equity interests of each of Kforce FA & Tech and Kforce FA & Tech Flex, as well as accompanying stock powers duly executed in blank, with signatures properly guaranteed;

8.	Updated Liability and Property Insurance Certificates and Endorsements reflecting the inclusion of each of Kforce FA & Tech and Kforce FA & Tech Flex on such certificates and endorsements;

9.	An opinion letter from the counsel of Existing Borrowers, Subsidiary Guarantors, the RDI Systems Target, Kforce Clinical Research, Kforce Clinical Research Flex, Kforce Healthcare, Kforce Healthcare Flex, Kforce FA & Tech and Kforce FA & Tech Flex as to such matters as shall be requested by Administrative Agent;

10.	Good standing certificates for each of Kforce FA & Tech and Kforce FA & Tech Flex, issued by the Secretary of State or other appropriate official of the jurisdiction of incorporation or organization, as applicable, of each of Kforce FA & Tech and Kforce FA & Tech Flex, and each jurisdiction where the conduct of the business activities or ownership of property by each of Kforce FA & Tech and Kforce FA & Tech Flex necessitates qualification;

11.

An out-of-state affidavit executed by the authorized officer or director executing the FA & Tech Joinder Agreement and the other Loan Documents on behalf of each of Kforce FA & Tech and Kforce FA & Tech Flex, which affidavit is made for the benefit of Administrative Agent and the Lenders for compliance with the laws of the State of Florida relating to documentary stamp taxes; and

12.	Such other documents, certificates, resolutions and reports as Administrative Agent may request.

(iii)	Each of Kforce FA & Tech and Kforce FA & Tech Flex shall have duly executed and delivered to Administrative Agent all documentation required by Administrative Agent in order to perfect, or maintain and continue the perfection of, Administrative Agent’s Liens on the assets and stock of each of Kforce FA & Tech and Kforce FA & Tech Flex without interruption or release of any kind.

3. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) By adding a new subclause (iv) to Section 1.4(b) of the Credit Agreement, so that Section 1.4(b) will read in its entirety as follows:

(b) Amounts, Outside Expiration Date. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; (iii) such Letter of Credit has an expiration date less than 30 days prior to the Stated Termination Date or more than 12 months from the date of issuance for standby letters of credit and 180 days for documentary letters of credit; and (iv) a Defaulting Lender exists, and such Lender or Borrowers have not entered into arrangements satisfactory to the Administrative Agent to eliminate any funding risk associated with the Defaulting Lender. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.4 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

(b) By adding the following new sentence to the end of Section 1.4(g) of the Credit Agreement:

Borrowers shall, on demand by the Administrative Agent, deposit with the Administrative Agent cash or Cash Equivalents as collateral, in form and substance satisfactory to the Administrative Agent, in an amount equal to each Defaulting Lender’s Pro Rata Share of the face amount of each issued Letter of Credit or Credit Support applicable to such Defaulting Lender.

(c) By deleting Section 5.3(j) of the Credit Agreement, and by substituting in lieu thereof the following new Section 5.3(j):

(j) Any change in the name or state of organization of any Borrower or any Subsidiary, or in locations of Collateral, or form of organization, trade names under which any Borrower or any Subsidiary create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto, provided that, the Borrowers shall notify the Administrative Agent and the Lenders in writing at least ten (10) days prior to any change in the name of Government Solutions.

(d) By deleting Section 7.12 of the Credit Agreement, and by substituting in lieu thereof the following new Section 7.12:

7.12 Guaranties. No Credit Party shall make, issue, or become liable on any Guaranty, except (a) Guaranties of the Obligations in favor of the Administrative Agent, and (b) unsecured Guaranties of the Debt of another Credit Party or the Debt of a joint venture of a Credit Party, in an aggregate amount for all Credit Parties and joint ventures of Credit Parties not to exceed $1,000,000, provided that Availability shall be equal to or greater than $15,000,000 at the time of and after giving effect to the execution and delivery of such Guaranty (with such Guaranty being deemed to be fully funded on such date).

(e) By amending Section 7.13 of the Credit Agreement to delete the word “and” at the end of subclause (g) of Section 7.13, to replace the period at the end of subclause (h) of Section 7.13 with “; and”, and by adding the following new subclause (i) at the end of Section 7.13:

(i) Debt owing by a Credit Party pursuant to a Guaranty permitted under Section 7.12.

(f) By deleting the phrase “Subject to the written approval by the Required Lenders,” at the beginning of Section 7.26(b) of the Credit Agreement, so that Section 7.26(b) will read in its entirety as follows:

(b) Upon any Target becoming a Subsidiary of any Credit Party in connection with an Eligible Acquisition and if Borrowers desire that such Target be a “Borrower” rather than a “Guarantor”, the Borrowers shall provide the Administrative Agent with written notice thereof setting forth information in reasonable detail describing such Person and shall (a) cause such Person to execute a Joinder Agreement in substantially the same form as Exhibit G-2, (b) cause 100% of the Capital Stock of such Person to be delivered to the Administrative Agent (together with undated stock powers signed in blank) and pledged to the Administrative Agent pursuant to an appropriate pledge agreement(s) in form acceptable to the Administrative Agent and (c) cause such Person to deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, landlord’s waivers, certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person all in form, content and scope reasonably satisfactory to the Administrative Agent.

(g) By deleting the text “(any such Lender, prior to the cure of such failure, being hereinafter referred to as a “Defaulting Lender”)” set forth in Section 12.15(c) of the Credit Agreement.

(h) By deleting Exhibit G of the Credit Agreement in its entirety and by substituting in lieu thereof Exhibit G-1 and Exhibit G-2 attached hereto as Exhibit B.

(i) By adding the following new sentence to the end of the definition of “Eligible Accounts” contained in Annex A to the Credit Agreement:

Notwithstanding the foregoing, no Account acquired by any Borrower in connection with an Eligible Acquisition shall be included in the calculation of Eligible Accounts until such time as Administrative Agent and Administrative Agent’s counsel shall have conducted, or caused to be conducted by Persons selected by Administrative Agent, all such due diligence reviews, audits and investigations (including, without limitation, environmental audits) as they shall have deemed reasonably necessary or appropriate with respect thereto, and Administrative Agent shall be satisfied in its sole and absolute discretion with the scope and the results thereof.

(j) By deleting the definitions of “Base Rate”, “Defaulting Lender” and “Federal Funds Rate” contained in Annex A to the Credit Agreement and by substituting in lieu thereof the following new definitions, in proper alphabetical sequence:

“Base Rate” means for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) the LIBOR Rate for a 30 day interest period as determined on such day, plus 1.0%.

“Defaulting Lender” means any Lender that (a) fails to make any payment or provide funds to the Administrative Agent or any Borrower as required hereunder or fails otherwise to perform its obligations under any Loan Document, and such failure is not cured within one Business Day, or (b) is the subject of any bankruptcy or any insolvency proceeding; provided that, solely for the purpose of determining a Lender’s right to vote on matters relating the Loan Documents and to share in payments, fees and Collateral proceeds thereunder, a Lender shall not be deemed to be a “Defaulting Lender” on any date of determination unless it has failed to make any payment or provide funds to the Administrative Agent or any Borrower as required hereunder or failed otherwise to perform its obligations under any Loan Document and such failure has not been cured on or before such date of determination.

“Federal Funds Rate” means (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest  1/8 of 1%) charged to Bank on the applicable day on such transactions, as determined by the Administrative Agent.

(k) By adding the following new definition of “Prime Rate” to Annex A to the Credit Agreement, in proper alphabetical sequence:

“Prime Rate” means the rate of interest announced by Bank from time to time as its prime rate. Such rate is set by Bank on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

4. Consent Regarding AlliantCorps, LLC. Borrowers have requested that Administrative Agent and Required Lenders not require (a) the joinder of AlliantCorps, LLC, a Nevada limited liability company and subsidiary of the RDI Systems Target (“AlliantCorps”), as a Guarantor pursuant to Section 7.26(a) of the Credit Agreement and (b) the delivery of the other documents required by Section 7.26(a) of the Credit Agreement relating to AlliantCorps. Administrative Agent and Required Lenders hereby consent to AlliantCorps (i) not joining as a Guarantor under the Credit Agreement and (ii) not delivering the other documents required by Section 7.26(a) of the Credit Agreement relating to AlliantCorps, provided that, AlliantCorps shall be required to be joined as a Guarantor under the Credit Agreement and Credit Parties shall be required to deliver all other documents required under Section 7.26(a) relating to AlliantCorps if any Credit Party or any combination of Credit Parties makes any Investments in or to AlliantCorps in an aggregate amount equal to or exceeding $1,000,000.

5. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

6. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Credit Agreement, as amended by the Amendment, and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by each Borrower in favor of Lender are duly perfected, first priority security interests and liens subject only to Permitted Liens; and the unpaid principal amount of the Loans and the issued and outstanding Letters of Credit on and as of the close of business on December 15, 2008 totaled $50,794,065.54. Each Borrower covenants and agrees that it will diligently enforce any rights and remedies it may have under the RDI Stock Purchase Agreement from time to time.

7. Representations and Warranties. Each Borrower represents and warrants to Administrative Agent and Lenders, to induce Administrative Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and all of the representations and warranties made by each Borrower in the Credit Agreement are true and correct on and as of the date hereof.

8. Reference to Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

9. Breach of Amendment. This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10. Conditions Precedent. The effectiveness of the consents contained in Section 2 hereof, the amendments contained in Section 3 hereof, and the consent contained in Section 4 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Administrative Agent, unless satisfaction thereof is specifically waived in writing by Administrative Agent:

(a) No Default or Event of Default shall exist on the date hereof;

(b) Administrative Agent’s receipt of one or more duly executed counterparts of this Amendment from Existing Borrowers, Subsidiary Guarantors and Required Lenders;

(c) Administrative Agent’s receipt of duly certified resolutions from an authorized officer of each Existing Borrower and each Subsidiary Guarantor, in the form of the resolutions attached hereto as Exhibit C;

(d) Administrative Agent’s receipt of an out-of-state affidavit executed by each authorized officer or director executing this Amendment on behalf of each Existing Borrower and each Subsidiary Guarantor; and

(e) Administrative Agent’s receipt of such other documents, certificates, resolutions and reports as Administrative Agent may reasonably request.

11. Expenses of Lender. Each Borrower, jointly and severally, agrees to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Administrative Agent’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

15. Counterparts; Telecopied Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto.

16. Further Assurances. Each Borrower agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

17. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

18. Release of Claims. To induce Administrative Agent and Lenders to enter into this Amendment, each Subsidiary Guarantor and each Borrower hereby releases, acquits and forever discharges Administrative Agent and Lenders, and all officers, directors, agents, employees, successors and assigns of Administrative Agent and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Subsidiary Guarantor or such Borrower now has or ever had against Administrative Agent or any Lender arising under or in connection with any of the Loan Documents or otherwise. Each of Subsidiary Guarantor and each Borrower represents and warrants to Administrative Agent and Lenders that such Subsidiary Guarantor or such Borrower, as applicable, has not transferred or assigned to any Person any claim that such Subsidiary Guarantor or such Borrower, as applicable, ever had or claimed to have against Administrative Agent or any Lender.

19. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

20. Reaffirmation of Guaranty. Each undersigned Subsidiary Guarantor hereby (i) consents to Borrowers’ execution and delivery of this Amendment and of the other documents, instruments or agreements Borrowers agree to execute and deliver pursuant hereto; (ii) agrees to be bound by this Amendment; and (iii) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

[Signatures commence on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

	By:	/s/ Andrew A. Doherty
	Name:	Andrew A. Doherty
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Jerold Slutsky
	Name:	Jerold Slutsky
	Title:	Vice President

THE CIT GROUP / BUSINESS CREDIT, INC., as a Lender

	By:	[INTENTIONALLY OMITTED]
	Name:	[INTENTIONALLY OMITTED]
	Title:	[INTENTIONALLY OMITTED]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

	By:	/s/ Lynn E. Culbreath
	Name:	Lynn E. Culbreath
	Title:	Senior Vice President

“BORROWERS”	KFORCE INC., a Florida corporation

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[CORPORATE SEAL]

KFORCE GOVERNMENT SOLUTIONS, INC., a Pennsylvania corporation and successor by merger to Bradson Corporation

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[CORPORATE SEAL]

“SUBSIDIARY GUARANTORS”	KFORCE AIRLINES, INC., a Florida corporation

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[CORPORATE SEAL]

KFORCE.COM, INC., a Florida corporation

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[CORPORATE SEAL]

KFORCE FLEXIBLE SOLUTIONS, LLC, a Florida limited liability company

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[SEAL]

KFORCE GOVERNMENT HOLDINGS INC., a Florida corporation

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[CORPORATE SEAL]

KFORCE STAFFING SOLUTIONS OF CALIFORNIA, LLC, a Florida limited liability company

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[SEAL]

KFORCE GLOBAL SOLUTIONS, INC. formerly known as Provident Computer Consultants, Inc., a Pennsylvania corporation

	By:	/s/ Judy M. Genshino-Kelly
	Name:	Judy M. Genshino-Kelly
	Title:	Treasurer
[CORPORATE SEAL]

ROMAC INTERNATIONAL, INC., a Florida corporation

By:	/s/ Judy M. Genshino-Kelly
Name:	Judy M. Genshino-Kelly
Title:	Treasurer
[CORPORATE SEAL]

KFORCE SERVICES CORP., a Florida corporation

By:	/s/ Judy M. Genshino-Kelly
Name:	Judy M. Genshino-Kelly
Title:	Treasurer
[CORPORATE SEAL]